UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 979-0400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 24, 2006, Ikanos Communications, Inc. (“Ikanos” or the “Company”) announced that Rajesh Vashist stepped down as Chief Executive Officer of Ikanos as of October 24, 2006 (the “Termination Date”), but will remain at Ikanos as a consultant for a transitional period following the Termination Date. Please see the Company’s Current Report on Form 8-K filed on October 26, 2006.

Severance Agreement

In connection with Mr. Vashit’s departure, Ikanos and Mr. Vashist entered into a Severance Agreement and Release on October 31, 2006 (the “Severance Agreement”), pursuant to which (i) Mr. Vashist resigned as a member of the Ikanos’ Board of Directors, (ii) Mr. Vashist agreed to a release of claims against Ikanos and certain related parties, and (iii) the parties agreed to amend certain severance provisions of Mr. Vashist’s Employment Agreement entered into as of August 31, 2005 (the “Employment Agreement”).  The Severance Agreement will become effective seven (7) days after it was executed, unless Mr. Vashist revokes it prior to such date.  Additionally, in connection with the Severance Agreement, on October 31, 2006 Mr. Vashist also entered into a consulting agreement with Ikanos (the “Consulting Agreement”).

Pursuant to the Employment Agreement, as amended by the Severance Agreement, Mr. Vashist will receive the following subject to Mr. Vashist not revoking the Severance Agreement:

•                  severance pay equal to 6-month’s of Mr. Vashist’s base salary, as in effect immediately prior to the Termination Date, which will be paid in equal installments in accordance with Ikanos’ normal payroll policies;

•                  a pro-rated amount of Mr. Vashist’s target bonus for 2006, provided however, that as partial consideration for his services under the Consulting Agreement, the amount of the severance payment to be provided in connection with this target bonus will equal $67,000, to be paid in equal installments in accordance with the Company’s normal payroll policies;

•                  accelerated vesting of all outstanding equity awards as to 50% of the unvested portion of any such award as of the Termination Date;

•                  an extension of his post-termination exercise period to the one-year anniversary of the Termination Date with respect to any outstanding stock options or other similar rights to acquire Ikanos common stock that have been granted to Mr. Vashist, with the right at any time prior to January 1, 2007 to designate an exercise schedule with respect to such unexercised awards, provided that such election may not provide for exercise of any such option beyond October 24, 2007; and

•                  coverage for Mr. Vashist and his eligible dependents under Ikanos’ medical, dental and vision benefit plans for twelve (12) months to commence following the termination of the Consulting Agreement, as described below.

Consulting Agreement

The Consulting Agreement provides, among other things, that Mr. Vashist will continue to provide services to Ikanos relating to matters and projects or work in process that had been within Mr. Vashist’s areas of responsibility while serving as the Chief Executive Officer and other agreed upon services until the earlier of (i) December 31, 2006 or (ii) termination of the Consulting Agreement.  The Consulting Agreement provides that Mr. Vashist’s stock options to purchase 175,483 shares of Ikanos’ common stock granted on March 10, 2004 under Ikanos’ 1999 Stock Plan (the “Option”) will immediately vest and become exercisable as to 100% of the unvested shares subject to the Option, after taking into account any acceleration of vesting provided for under the Employment Agreement.  This acceleration of vesting will occur on the date the Severance Agreement becomes effective and is not contingent upon Mr. Vashist providing services under the Consulting Agreement.  Under the Consulting Agreement, Mr. Vashist will also receive Ikanos paid coverage for him and his eligible dependents under Ikanos’ medical, dental and vision benefit plans until the

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termination of the Consulting Agreement and Ikanos will reimburse Mr. Vashist for all reasonable and authorized expenses incurred by him while performing services pursuant to the Consulting Agreement.

The Severance Agreement and the Consulting Agreement are filed hereto as Exhibit 10.1 and Exhibit 10.2 and the Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.22 of Ikanos’ Registration Statement on Form S-1 (File No. 333-116880), as amended.  The Consulting Agreement, the Severance Agreement and the Employment Agreement are incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreements.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Release, dated October 24, 2006, by and between Ikanos Communications, Inc. and Rajesh Vashist.

10.2	Consulting Agreement, dated October 24, 2006, by and between Ikanos Communications, Inc. and Rajesh Vashist.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: November 6, 2006	By:	/s/ CORY SINDELAR
Cory Sindelar
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and Release, dated October 24, 2006, by and between Ikanos Communications, Inc. and Rajesh Vashist.

10.2	Consulting Agreement, dated October 24, 2006, by and between Ikanos Communications, Inc. and Rajesh Vashist.